EXHIBIT 99.1

Aebi Schmidt Group closes 2025 with exceptional order momentum, record Order Backlog, and significantly improved profitability; provides 2026 Financial Guidance and Board Update

  Exceptional order momentum with Order Intake in Q4 2025 increasing 46% vs Q4 2024, Order Backlog further grew to a multi-year record high of over $1.2b, providing a solid basis for 2026 growth
  Strong Net Sales of $528m in Q4 2025, up 6% vs Q4 2024. Net Sales in Full Year2 2025 increased 2% vs Full Year 2024
  2025 Adjusted EBITDA1 expected to be slightly above midpoint of our Guidance of $145m to $165m
  2026 Financial Guidance includes Net Sales of $1.95b to $2.15b and Adjusted EBITDA of $175m to $195m
  Board to nominate Barend Fruithof, Group CEO, for election as Chairman of the Board of Directors
  Fourth Quarter and Full Year 2025 earnings will be announced on March 19, 2026

FRAUENFELD, Switzerland, Feb. 24, 2026 (GLOBE NEWSWIRE) -- Aebi Schmidt Group (NASDAQ: AEBI) (“Aebi Schmidt”, the “Group”, or the “Company”), a world-class specialty vehicles leader, today announced its preliminary unaudited financial results for the Fourth Quarter and Full Year 2025, provided Financial Guidance for 2026, and delivered an update regarding its Board of Directors (the “Board”).

“Aebi Schmidt Group delivered a strong finish to 2025, with exceptional order momentum and a multi-year record Order Backlog,” said Barend Fruithof, Group CEO. “2025 was a transformative year with the Shyft acquisition and the listing on NASDAQ, and we are optimistic about 2026. The Board updates announced today further strengthen and align our Group, as we enter the next phase toward our mid-term growth ambition.”

Fourth Quarter and Full Year2 2025 Preliminary Unaudited3 Financial Results

  Order Intake in Q4 2025 increased 46% vs Q4 2024, with significant growth in North America, driven by Airport/Chassis and Municipal, and signs of a recovery of walk-in-van orders
  Strong Order Backlog increased 7% to $1,212m since September 2025, supporting expected strong growth in 2026. Order Backlog is expected to translate into revenue within the next 15 months
  Net Sales of $528m in Q4 2025, an increase of $29m or 6% from $500m in Q4 2024
    Europe/RoW Net Sales increased 25% to $183m vs Q4 2024, with strong growth against a challenging market environment
    North America Net Sales decreased 2% to $346m from $353m in Q4 2024, driven by a 5% decrease vs Q4 2024 of legacy Shyft due to weakness in walk-in-vans and truck bodies, which was partially offset by a 2% increase vs Q4 2024 of legacy Aebi Schmidt North America
  Full Year Net Sales of $1,907m with Full-Year Adjusted EBITDA expected to be slightly above midpoint of our Guidance of $145m to $165m

“The Group exhibited a very strong order momentum in the Fourth Quarter, as we have seen the execution of our sales excellence program at the acquired Shyft businesses, with initial signs of a recovery of walk-in-van orders,” commented Marco Portmann, Group CFO, and continued, “We expect revenue conversion to ramp-up beginning in the second quarter, reflecting normal production timing, resulting in a pronounced quarterly seasonality in 2026 with a notably stronger second half of the year.”

Because Aebi Schmidt has not finalized its financial statements for the Fourth Quarter or Full Year 2025, the financial results presented in this release are preliminary and unaudited and are thus subject to change3. The Fourth Quarter and Full Year 2025 Financial Results will be released prior to market open on March 19, 2026, and the Earnings Call will be held the same day.

2026 Financial Outlook and Guidance

  Net Sales of $1.95b to $2.15b, assuming a continued recovery in walk-in-van orders
  Adjusted EBITDA of $175m to $195m, expecting continued materialization of merger synergies
  Leverage1 below 2.0x by year-end 2026, assuming further structural improvements in working capital efficiency and prior to any impacts from acquisitions

“Based on our strong order momentum and Order Backlog, we expect significant organic growth and improved profitability, particularly in the second half of 2026, driven by the ramp-up in walk-in-vans and municipal production footprint and efficiency, as well as the further materialization of revenue and procurement synergies,” said Barend Fruithof.

Board Update

The Board today announced that it will nominate Barend Fruithof, Aebi Schmidt’s Group CEO and a current member of the Board, for election as Chairman of the Board of Directors at the 2026 Annual General Meeting of Shareholders (the “2026 AGM”). Jim Sharman, Aebi Schmidt’s current Chairman of the Board of Directors, will not stand for re-election as Chairman of the Board of Directors or a member of the Board.

Peter Spuhler, a current member of the Board, will also not stand for re-election at the 2026 AGM. Peter Spuhler, who has been a long-standing Board member and previously served as Chairman of the Board of Directors until Shyft’s acquisition, commented, “Aebi Schmidt now has a strong foundation and trajectory, and it is the right time to hand over the full responsibility to the team. The succession plan reflects thoughtful governance and a commitment to continuity. We have outstanding leadership, clear strategic priorities, and disciplined capital allocation. I remain committed long-term to the Group as the major shareholder, as we are fully aligned on the Company’s path going forward.” Peter Spuhler has been the architect of today’s Aebi Schmidt, with his leadership and vision proving critical to build the Group to what it is today. In honor of his accomplishments, the Board will name Peter Spuhler Honorary Chairman of the Board of Directors at the 2026 AGM.

Additionally, Paul Mascarenas, current member of the Board, will not stand for re-election at the 2026 AGM. All other current members of the Board are expected to stand for re-election, with Terri Pizzuto expected to become Vice Chairman, and Andreas Rickenbacher expected to become Lead Independent Director. With these changes, as planned, the Board will reduce in size to eight members following the 2026 AGM.

Commenting on the Board update, Jim Sharman, stated, “It was a pleasure to serve as Chairman of the new, combined Aebi Schmidt Group, leading the stronger company through this important integration period. After serving Shyft and then Aebi Schmidt for nearly a decade in total, I am very happy to hand over the reins to Barend, whose strategic leadership and guidance has positioned the Company for long-term success. I’d also like to thank Paul for his essential contributions, particularly in the area of new product development.”

Barend Fruithof added, “I am honored to be nominated as Chairman of Aebi Schmidt Group. The integration of the former Shyft Group was only the first step on our path to becoming a $3b specialty vehicles leader. I would like to extend my thanks to Jim and Paul for their leadership during this critical period, and especially to Peter, for his guidance and expertise over many years of building Aebi Schmidt to what it is today.”

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[1]	See Non-GAAP Financial Measures for additional information regarding non-GAAP financial measures.
[2]	Financial results up until June 30, 2025, provided as basis for comparison of our Fourth Quarter and Full Year 2025 performance, include results for Aebi Schmidt and the Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.
[3]	Financial results presented in this release for the fourth quarter and the year ended December 31, 2025, are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results. Aebi Schmidt is in the process of completing its customary year-end close and review procedures as of and for the year ended December 31, 2025, and there can be no assurance that final results for these periods will not differ from these estimates. During the preparation of Aebi Schmidt’s consolidated financial statements and related notes as of and for the year ended December 31, 2025, Aebi Schmidt may identify items that could cause final reported results to be materially different from the preliminary estimates presented herein.

Media contact
Barend Fruithof, Group CEO
barend.fruithof@aebi-schmidt.com
Phone: +41 44 308 58 68

Investor Contact
Simone Grancini, Director Investor Relations
investor.relations@aebi-schmidt.com
Phone: +41 44 308 58 77	Further information https://www.aebi-schmidt.com https://www.youtube.com/AebiSchmidtGroup https://media.aebi-schmidt.com (pictures, logos)

About Aebi Schmidt Group

Aebi Schmidt Group is a world-class specialty vehicles leader, positioned to accelerate growth and drive exceptional value. The Group, with its headquarters in Switzerland and listed on the NASDAQ, has generated Net Sales of $1.9b in 2025. Aebi Schmidt Group employs around 6,000 employees, with production facilities and service and upfit centers across Europe and North America.

Forward-looking statements

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2026 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions or by using future dates or targets in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings and attainment of merger synergies, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only Aebi Schmidt's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Aebi Schmidt's control. It is possible that Aebi Schmidt's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. More information about factors that potentially could affect our financial results is included in our filings with the SEC, which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Aebi Schmidt utilizes certain non-GAAP financial measures. Aebi Schmidt utilizes non-GAAP financial measures such as Adjusted EBITDA, Adjusted EBITDA margin, and Net Debt to separate the impact of certain items from the underlying business. Because Aebi Schmidt uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Aebi Schmidt's underlying business performance and the performance of its management. To aid investors and analysts with year-over-year comparability for the combined business of Aebi Schmidt and Shyft, the Company has also presented certain of these non-GAAP financial measures on a "Combined" basis. Combined non-GAAP financial measures include results for both Aebi Schmidt and Shyft on a combined basis inclusive of periods prior to the merger. Information presented on a combined basis does not reflect pro-forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2024. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Aebi Schmidt's financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

The Company did not provide reconciliations of preliminary, unaudited non-GAAP financial measures for Full Year 2025 or forward-looking non-GAAP financial measures, in each case such as Adjusted EBITDA, to the most comparable GAAP financial measures because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. The Company is unable to address the probable significance of the unavailable information.